Exhibit 99.1

urban-gro, Inc. Closes Asset Acquisition of DVO Engineering, Inc.

Enhances CEA and Industrial Engineering Expertise,

Adds New Capabilities, Clients and Contracts within the CEA and

Industrial Sectors

LAFAYETTE, Colo., November 1, 2022 – urban-gro, Inc. (Nasdaq: UGRO) (“urban-gro” or the “Company”), an integrated professional services and design-build firm offering solutions to the Controlled Environment Agriculture (“CEA”) and Commercial sectors, today announced the successful completion of its subsidiary urban-gro Engineering, Inc.’s acquisition of substantially all of the assets of Dawson Van Orden, Inc. (“DVO”), a world-class Texas-based engineering firm with significant experience in indoor CEA, effective November 1, 2022.

Bradley Nattrass, Chairman and CEO of urban-gro, commented, “DVO provides several levers for growth, including cross-selling benefits, enhanced margin capture, and an expansion of our professional services offering. The added engineering depth is particularly valuable at a time when we are seeing strong demand for both our professional services, and our turnkey design-build offering. We look forward to DVO’s contributions as we work together to expand our CEA footprint.”

urban-gro paid a final purchase price of $6.1 million after working capital adjustments, excluding $1.1 million of contingent consideration that may become payable in cash or equity at Company’s discretion, through a combination of $1.2 million in cash, $3.8 million of a seller’s note paid out over four quarters, and $1.1 million of UGRO common stock at a pre-set price of $4 per share, equivalent to 271,875 shares. DVO generated approximately $5.5 million of revenue and greater than 20% EBITDA margins in the trailing twelve-month period ended September 30, 2022.

Jason Dawson, formerly the President of DVO and now urban-gro’s Executive Vice President of Engineering commented, “urban-gro is an incredible company with a vision and trajectory that my partners and I wanted to join. My team – including mechanical, electrical, plumbing, and fire & safety engineers, as well as an industrial architecture team that was formerly at AECOM – are excited to continue to integrate into projects and be a part of a much larger team and company that is rapidly scaling to meet demand. As we have already been working on joint opportunities in both the CEA and Industrial sectors, I’m confident that we will assimilate quickly and be able to take advantage of the immense opportunities in front of us.”

About urban-gro, Inc.

urban-gro, Inc.® (Nasdaq: UGRO) is an integrated professional services and design-build firm. We offer value-added architectural, engineering, and construction management solutions to the Controlled Environment Agriculture (“CEA”), industrial, healthcare, and other commercial sectors. Innovation, collaboration, and creativity drive our team to provide exceptional customer experiences. With offices across North American and in Europe, we deliver Your Vision – Built. Learn more by visiting www.urban-gro.com.

Forward-Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this release include statements by Mr. Nattrass and Mr. Dawson about the benefits of the acquisition. Such forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including that we may be unable to successfully cross-sell our and DVO’s products and services, improve margins, successfully integrate DVO’s workforce and meet the demand for our services and products. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Investor Contacts:

Dan Droller – urban-gro, Inc.

EVP Corporate Development & Investor Relations

-or-

Jeff Sonnek – ICR, Inc.

(720) 730-8160

investors@urban-gro.com

Media Contact:

MATTIO Communications

Mark Sinclair

(650) 269-9530

urbangro@mattio.com